                              SEVENTH AMENDMENT TO
                     CREDIT AGREEMENT AND AMENDMENT TO NOTE

      THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO NOTE (this "Seventh Amendment to Credit Agreement"), made and entered into as of the 1st day of March, 2004, by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), and VIRBAC AH, INC., a Delaware corporation ("Virbac AH,"), and DELMARVA LABORATORIES, INC., a Virginia corporation ("Delmarva," and collectively with Virbac, PM Resources, St. JON, Francodex and Virbac AH referred to herein as the "Borrowers"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                                   WITNESSETH:

      WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated September 7, 1999, in the principal amount of up to Ten Million Dollars ($10,000,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note has been most recently amended and restated by that certain Revolving Credit Note dated September 3, 2003 in the original principal amount of up to Thirty Million Dollars ($30,000,000.00) (as amended and restated, the "Note"); and

      WHEREAS, the Note is described in a certain Credit Agreement dated as of September 7, 1999 made by and among Borrowers and Bank, as previously amended by an Amendment to Credit Agreement dated as of December 30, 1999 made by and among Borrowers and Bank, by a Second Amendment to Credit Agreement dated as of May 1, 2000 made by and among Borrowers and Bank, by a Third Amendment to Credit Agreement dated as of April 4, 2001 made by and among Borrowers and Bank, by a Fourth Amendment to Credit Agreement dated as of August 7, 2002 made by and among Borrowers and Bank, by a Fifth Amendment to Credit Agreement dated as of August 11, 2003 made by and among Borrowers and Bank, and by a Sixth Amendment to Credit Agreement dated as of September 3,2003 made by and among Borrowers and Bank (as amended, the "Loan Agreement," all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and

      WHEREAS, Borrowers and Bank desire to amend and modify the Note and the Loan Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

      1. Notwithstanding anything in the Loan Agreement to the contrary, Bank shall have no obligation to make any new Loans to any of the Borrowers from and after March 1, 2004.

      2. Section 1 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

            The "Term" of this Agreement shall commence on the date hereof and shall end on April 5, 2004, unless earlier terminated upon the occurrence of an Event of Default under this Agreement.

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      3.    The following new definition of "Subordinated Indebtedness" shall be added to Section 2 of the Loan Agreement in proper alphabetical order:

            Subordinated Indebtedness shall mean, as of the date of any determination thereof, the aggregate principal amount of all Indebtedness of Borrowers and all Subsidiaries of any of the Borrowers outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrowers' Obligations in form and substance satisfactory to Bank.

      4. Section 3.16 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

            3.16 Maturity. All Loans not paid prior to April 5, 2004, together with all accrued and unpaid interest thereon, shall be due and payable on April 5, 2004 (the "Maturity Date").

      5. Section 7.1(i)(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.

            (i) Maintain a minimum Consolidated Tangible Net Worth at all times during the Term hereof of not less than the sum of: (A) the lesser of (1) $24,000,000.00 or (2) the December 31, 2003 Tangible Net Worth reflected on Borrowers' audited Consolidated financial statements, plus
      (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such month) shown on Borrowers' monthly consolidated financial statements for each month, commencing with the fiscal month ending January 31, 2004, such required increases to be cumulative from month to month;

      6. Sections 7.1(i)(ii) and 7.1 (i)(iii) of the Loan Agreement shall be deleted in their entirety.

      7. Section 7.2(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

            (a) Limitation on Indebtedness. None of the Borrowers nor any Subsidiary of any of the Borrowers will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

                  (i)   Indebtedness evidenced by the Note;

                  (ii) Unsecured trade accounts payable incurred in the ordinary course of business;

                  (iii) Indebtedness listed on Schedule 6.10 attached hereto;

                  (iv)  Indebtedness for Capitalized Leases permitted under
            Section 7.2(i) in an amount not to exceed $200,000.00 in the aggregate (for Borrowers and all Subsidiaries of any of the Borrowers) at any one time outstanding;

                  (v) Indebtedness not otherwise permitted by this Section 7.2(a) in an amount not to exceed $50,000.00 in the aggregate at any one time outstanding for Borrowers and all Subsidiaries of any of the Borrowers; and

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

                  (vi)  Subordinated Indebtedness.

      8. The first sentence of the Note hereby is deleted in its entirety and the following substituted in lieu thereof:

            FOR VALUE RECEIVED, on April 5, 2004, the undersigned, VIRBAC CORPORATION, a Delaware corporation (formerly known as Agri-Nutrition Group Limited), PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state banking corporation ("Bank"), the principal sum of Twenty-Five Million Seven Hundred Sixty-Three Thousand Nine Hundred Sixty-One and 48/100 Dollars ($25,763,961.48), or such lesser sum as may then be outstanding hereunder.

      9. A field audit of Borrowers and the Collateral shall be conducted and concluded prior to April 5, 2004. Borrowers jointly and severally agree to pay Bank, on demand, audit fees in connection with any field audits or inspections conducted by or on behalf of the Bank of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Bank as its audit fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

      10. Borrowers shall provide to Bank on each Friday of each week commencing with Friday, March 5, 2004, a rolling 12-week cash flow projection overlaid with a projected borrowing base for the same 12-week period, all in form and substance acceptable to Bank.

      11. Pursuant to Borrowers' request, Bank hereby waives the existing Events of Default under the Loan Agreement caused solely by (i) Borrowers' failure to have the minimum Consolidated EBITDA required by Section 7.1(i)(i) of the Loan Agreement for the nine-month period ending September 30, 2003 and the twelve month period ending December 31. 2003, (ii) Borrowers' failure to have the minimum Consolidated Net Worth required by Section 7.1(i)(ii) of the Loan Agreement as of the last day of Borrowers' fiscal months ending September 30, 2003 and December 31, 2003 and (iii) Borrowers' failure to have the minimum Consolidated EBITDA to Consolidated Fixed Charges ratio required by Section 7.1(i)(iii) of the Loan Agreement as of the last day of Borrowers' fiscal months ending September 30, 2003 and December 31, 2003. This paragraph is not and shall not be construed as (a) a waiver of any of the other terms, provisions, conditions or covenants contained in the Loan Agreement or of any other Default or Event of Default, if any, existing under the Loan Agreement as of the date hereof or (b) a commitment on the part of Lender to waive any future Default or Event of Default under the Loan Agreement resulting from any subsequent violation of Sections 7.1(i)(i), 7.1(i)(ii) or 7.1(i)(iii) of the Loan Agreement or any other future Default or Event of Default under the Loan Agreement.

      12. Borrowers shall pay to Bank (which obligation is joint and several) an amendment fee in the amount of $26,000.00, which amendment fee is due and payable on the date hereof and shall be fully earned on the date hereof. Borrowers further jointly and severally agree to reimburse Bank and any participant with Bank in the Loans, upon demand, for all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of the attorneys for the Bank or for any such participant) incurred by Bank or such participant with Bank in the preparation, negotiation and execution of this Seventh

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Amendment to Credit Agreement and all other documents, instruments and agreements relating to this Seventh Amendment to Credit Agreement with the Bank.

      13. The agreements of Bank contained herein are subject to the following preconditions:

            (a) Execution by each of the Borrowers of this Seventh Amendment to Credit Agreement;

            (b) the execution by Bank One, NA of a Consent of Participant, in form and substance satisfactory to Bank;

            (c) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Seventh Amendment to Credit Agreement and the other Transaction Documents, certified by the Secretary of each such Borrower;

            (d)   such other documents as Bank may reasonably request; and

            (e) payment by Borrowers of the amendment fee required under paragraph 10 above.

      14.   Borrowers hereby represent and warrant to Bank that:

            (a) The execution, delivery and performance by Borrowers of this Seventh Amendment to Credit Agreement are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Seventh Amendment to Credit Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

            (b) This Amendment to Credit Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their terms; and

            (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

      15. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Seventh Amendment to Credit Agreement.

      16. This Seventh Amendment to Credit Agreement and the amended and restated Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

      17. This Seventh Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

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

      18. In the event of any inconsistency or conflict between this Seventh Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Seventh Amendment to Credit Agreement shall govern and control.

      19. The Loan Agreement and the Note, as hereby amended and modified, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the Note shall not be paid when due as provided in the Note, as hereby amended and modified, the holder of the Note shall be entitled to and may exercise all rights and remedies under the Note and the Loan Agreement, as amended.

      20. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

      IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to Credit Agreement as of the date first written above.

                                             VIRBAC CORPORATION
                                             PM RESOURCES, INC.
                                             ST. JON LABORATORIES, INC.
                                             VIRBAC AH, INC.
                                             FRANCODEX LABORATORIES, INC.
                                             DELMARVA LABORATORIES, INC.
                                             the "Borrowers"

                                             By: /s/ David Eller
                                                _____________________________
                                             Name: David Eller
                                                  ___________________________
                                             Title: CEO
                                                   __________________________

                                             FIRST BANK

                                             By: /s/ Traci L. Dodson
                                                _____________________________
                                                 Traci L. Dodson, Vice President

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